CSK Auto Corporation Obtains Additional Two Month Trading Period from New York Stock Exchange

PHOENIX, AZ, February 28, 2007 – CSK Auto Corporation (NYSE:CAO) announced today that the New York Stock Exchange (“Exchange”) granted the Company an additional two month period for continued listing and trading, subject to reassessment by the Exchange on an ongoing basis. Although the Company expects it can achieve an earlier filing date, this action provides the Company until April 30, 2007 to file its 2005 Annual Report on Form 10-K for its fiscal year ending January 29, 2006 with the Securities and Exchange Commission.

As announced in November 2006, the Exchange had previously granted the Company a four month extension.

Portions of this release may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward looking statement in order to reflect events or circumstances after the date any such statement is made.

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of February 4, 2007, the Company operated 1,327 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts and Murray’s Discount Auto Stores.

Investor Contact: Brenda Bonn — Manager, Investor Relations 602-631-7483